UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2006
ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16407 (Commission File Number)	13-4151777 (IRS Employer Identification No.)
345 East Main Street
Warsaw, Indiana 46580
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (574) 267-6131
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Stockholder Approval of 2006 Stock Incentive Plan
          At the 2006 Annual Meeting of Stockholders of Zimmer Holdings, Inc. (the “Company”) held on May 1, 2006, the Company’s stockholders voted to approve the Zimmer Holdings, Inc. 2006 Stock Incentive Plan (the “2006 Plan”). The 2006 Plan was adopted by the Company’s Board of Directors on February 17, 2006, subject to stockholder approval, and became effective with such stockholder approval on May 1, 2006.
          The 2006 Plan will replace the Zimmer Holdings, Inc. 2001 Stock Incentive Plan, as amended (the “2001 Plan”), which by its terms will expire on August 5, 2006. Similar to the 2001 Plan, the 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to officers and key employees of the Company. With the approval by the Company’s stockholders of the 2006 Plan, no further grants will be made under the 2001 Plan.
          The foregoing description of the 2006 Plan is not complete and is qualified in its entirety by reference to the full text of the 2006 Plan, which was filed as Appendix C to the Company’s Definitive Proxy Statement for its 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on March 22, 2006, and is incorporated herein by reference.
Second Amendment of Benefit Equalization Plan
          On May 1, 2006, the Compensation and Management Development Committee of the Board of Directors of the Company approved the Second Amendment (the “Second Amendment”) to the Benefit Equalization Plan of Zimmer Holdings, Inc. and its Subsidiary or Affiliate Corporations Participating in the Zimmer Holdings, Inc. Retirement Income Plan or the Zimmer Puerto Rico Retirement Income Plan (the “BEP”).
          The Second Amendment provides Mr. Jon E. Kramer, President, U.S. Sales of the Company, with an additional 7.82 years of service under the BEP to reflect his prior service with Implex Corp. (now known as Zimmer Trabecular Metal Technology, Inc.), which the Company acquired in April 2004. Mr. Kramer’s existing years of credited service are 5.44 years. Mr. Kramer would qualify for this enhanced nonqualified pension benefit upon the earlier to occur of (i) December 31, 2008; (ii) his total disability; (iii) his death; or (iv) his entitlement to benefits under the Change of Control Agreement between Mr. Kramer and the Company. If the Company terminates Mr. Kramer prior to December 31, 2008, without cause, he is also eligible for the enhanced benefit on a prorated basis. In addition, the Second Amendment eliminates the Rule of 70 benefit from the BEP.
          The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Zimmer Holdings, Inc. 2006 Stock Incentive Plan (incorporated by reference to Appendix C to the Company's Definitive Proxy Statement filed on March 22, 2006)

10.2	Second Amendment of Benefit Equalization Plan of Zimmer Holdings, Inc. and its Subsidiary or Affiliate Corporations Participating in the Zimmer Holdings, Inc. Retirement Income Plan or the Zimmer Puerto Rico Retirement Income Plan

SIGNATURES
               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 4, 2006

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps

Name:	Chad F. Phipps
Title:	Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Zimmer Holdings, Inc. 2006 Stock Incentive Plan (incorporated by reference to Appendix C to the Company's Definitive Proxy Statement filed on March 22, 2006)

10.2	Second Amendment of Benefit Equalization Plan of Zimmer Holdings, Inc. and its Subsidiary or Affiliate Corporations Participating in the Zimmer Holdings, Inc. Retirement Income Plan or the Zimmer Puerto Rico Retirement Income Plan